MascoTech, Inc.

         Unaudited Pro Forma Consolidated Condensed Financial Statements


      The following unaudited pro forma consolidated condensed balance sheet and statement of operations give effect to the following transactions which have occurred or which are assumed to occur:

      - the assumed disposition for cash, except for known non-cash transactions, of the net assets held for disposition at December 31, 1994 with the cash proceeds utilized to retire debt.

      The pro forma consolidated condensed financial statements reflect these transactions as if they had been completed with all proceeds (including tax benefits) received at the beginning of the period presented for the consolidated condensed statement of operations and as of December 31, 1994 for the consolidated condensed balance sheet.

      The pro forma data does not purport to be indicative of the results which would actually have been reported if the transactions had occurred on such dates or which may be reported in the future. The pro forma data should be read in conjunction with the historical financial statements of the Company and the related notes to such financial statements. To comply with 8-K pro forma financial statement requirements, the historical financial statements exclude discontinued operations (the Company's recently disposed energy-related business segment has been accounted for as discontinued operations) and extraordinary items.

      Primary loss per common share is based on 58.9 million weighted average shares of common stock outstanding. The effect of stock options, warrants and convertible preferred stock (common stock equivalents) was anti-dilutive based on historical results.

      Pro forma earnings per common share is based on the modified treasury stock method. Primary earnings per common share after adjustments is based on
73.5 million shares outstanding including approximately 14.6 million of common stock equivalents. Fully diluted earnings per common share after adjustments is based on 83.6 million shares outstanding including the assumed conversion of convertible securities into 10.1 million shares.

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                                       MascoTech, Inc.
                   Proforma Consolidated Condensed Statement of Operations
                            for the year ended December 31, 1994
                                         (unaudited)
                     (amounts are in thousands except per share amounts)



                                          Company       Assumed
                                         Historical   Disposition    Pro forma   Pro forma
                                          12/31/94   of Businesses  Adjustments  Adjusted
                                                          (A)           (B)
Net sales                               $ 1,702,260     $ 677,520                $1,024,740
Cost of sales                            (1,385,430)     (598,100)                 (787,330)
Selling, general and administrative
  expenses                                 (194,680)      (81,440)                 (113,240)
Charge for disposition of businesses       (400,000)                  $ 400,000       ---

Operating profit (loss)                    (277,850)       (2,020)      400,000    124,170

Other income (expense), net:
 Interest expense                           (49,830)         (160)       20,080     (29,590)
 Equity and interest income (loss)
   from affiliates                           29,810         (1,400)       2,760      33,970
 Other, net                                  33,380         (3,110)       ---        36,490

Other income (expense), net                  13,360         (4,670)      22,840      40,870

Income (loss) from continuing
  operations before income taxes
  (credit)                                 (264,490)        (6,690)     422,840    165,040

Income taxes (credit)                       (30,070)          (870)      94,140     64,940

Income (loss) from continuing
  operations before extraordinary
  income                                $  (234,420)     $  (5,820)   $ 328,700  $ 100,100

Preferred stock dividends               $    12,960                              $  12,960

Income (loss) from continuing
  operations before extraordinary
  income attributable to common stock   $  (247,380)                             $  87,140

Per common share data:
 Primary earnings (loss) from
   continuing operations                     $(4.20)                                $ 1.36

 Fully diluted earnings (loss) from
   continuing operations                     $(4.20)                                $ 1.31



Primary shares outstanding                   58,910                                 73,470

Fully diluted shares outstanding             58,910                                 83,560




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                                 MascoTech, Inc.
      Footnotes to Pro Forma Consolidated Condensed Statement of Operations
                      for the year ended December 31, 1994


(A)   To reflect the following:

      - elimination of the sales and directly allocable expenses related to the Company's businesses held for disposition;

      - the related tax credit at appropriate U.S. Statutory tax rates net of state tax expense.

(B)   To reflect the following:

      - interest savings and prepaid debenture expense, net from the use of assumed net cash proceeds of $345 million from the sale (including cash tax benefit ($60 million) on the loss) to retire debt;

      - additional equity and interest income from the exchange of a business unit for an equity ownership interest in the acquiring company and notes receivable aggregating approximately $37 million;

      - the related net tax expense of the pro forma adjustments at appropriate U.S. statutory rates;

      -     elimination of the $400 million charge.


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

                                       MascoTech, Inc.
                       Pro Forma Consolidated Condensed Balance Sheet
                                   as of December 31, 1994
                                         (unaudited)
                                 (amounts are in thousands)

                                                 Company            Assumed
                                                Historical        Disposition      Pro Forma
                                                 12/31/94        of Businesses      Adjusted

                                                                      (A)
ASSETS

Current assets:

  Cash and cash investments                     $   61,950                       $   61,950
  Marketable Securities                             62,110                           62,110
  Receivables                                      171,870                          171,870
  Inventories                                       91,950                           91,950
  Prepaid expenses and deferred taxes               63,600                           63,600
  Net current assets of businesses held
   for disposition                                 146,690         $  (146,690)

    Total current assets                           598,170            (146,690)     451,480

Equity and other investments in affiliates         173,230              37,060      210,290
Property and equipment, net                        379,330                          379,330
Excess of cost over net assets of acquired
 companies                                          93,820                           93,820
Notes receivable and other assets                   53,770                           53,770
Net non-current assets of businesses held
 for disposition                                   232,370            (232,370)

    Total assets                                $1,530,690         $  (342,000)  $1,188,690


LIABILITIES

Current Liabilities:
  Accounts Payable                              $  111,860                       $  111,860
  Accrued liabilities                               72,090                           72,090
  Current portion of long-term debt                  3,670                            3,670

    Total current liabilities                      187,620                          187,620

Long-term debt                                     868,240         $  (345,000)     523,240
Deferred income taxes and other long-term
   liabilities                                      93,690                           93,690

    Total liabilities                            1,149,550            (345,000)     804,550


SHAREHOLDERS' EQUITY

Preferred Stock                                     10,800                           10,800
Common Stock                                        56,610                           56,610
Paid-In Capital                                    318,960                          318,960
Retained Earnings (deficit)                         (7,590)              3,000       (4,590)
Cumulative Translation Adjustments                   2,360                            2,360

    Total shareholders' equity                     381,140               3,000      384,140

    Total liabilities and shareholders'
     equity                                     $1,530,690         $  (342,000)  $1,188,690




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                                 MascoTech, Inc.
           Footnote to Pro Forma Consolidated Condensed Balance Sheet
                             as of December 31, 1994


(A)   To reflect the following:

      - the disposition of net current and non-current assets of businesses held for disposition;

      - the reduction of debt with the estimated cash proceeds from the disposition of businesses;

      - exchange of a business unit for an equity ownership interest in the acquiring company and notes receivable aggregating approximately $37 million;

      - a net gain of $3 million after-tax related to estimated gains on businesses to be sold, net of estimated expenses to be incurred in the future, which could not be accrued for financial reporting purposes at December 31, 1994.